Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Intelli-Check, Inc.

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-85436 and 333-47882) and on form S-3 (Nos. 333-127663,
333-104598 and 333-59494) of Intelli-Check, Inc., of our report dated March 3, 2006, relating to the financial statements contained in the Annual Report on Form 10-K for the years ended December 31, 2005 and 2004.



/s/ Amper, Politziner & Mattia, P.C.
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New York, New York
March 28, 2006